Exhibit 11

                          GROW BIZ INTERNATIONAL, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                  ------------------------------
                                                                        Three Months Ended
                                                                  June 28, 1997    June 29, 1996
                                                                  -------------    -------------
Net income                                                         $  994,000       $  467,500
                                                                   ==========       ==========
Shares used in per common share computation:
          Weighted average common shares outstanding                6,105,800        6,415,800

          Dilutive effect of stock options after application
          of the treasury stock method                                117,700           91,600
                                                                   ----------       ----------

                                                                    6,223,500        6,507,400
                                                                   ==========       ==========

Net income per common share                                        $      .16       $      .07
                                                                   ==========       ==========


                                                                  ------------------------------
                                                                         Six Months Ended
                                                                  June 28, 1997    June 29, 1996
                                                                  -------------    -------------

Net income                                                         $1,539,300       $  797,700
                                                                   ==========       ==========
Shares used in per common share computation:
          Weighted average common shares outstanding                6,180,700        6,601,500

          Dilutive effect of stock options after application
          of the treasury stock method                                101,100          102,800
                                                                   ----------       ----------

                                                                    6,281,300        6,704,300
                                                                   ==========       ==========

Net income per common share                                        $      .25       $      .12
                                                                   ==========       ==========